Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283898

THE MARYGOLD COMPANIES, INC.

Shares of common stock

We are offering under this prospectus supplement 2,050,000 shares of our common stock, $0.001 par value per share (“common stock” or “securities”), at a public offering price of $1.10 per share.

Our common stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “MGLD.” The last reported sale price of our common stock on the NYSE American on January 24, 2025, was $1.57 per share.

As of December 20, 2024, the aggregate market value of our common stock held by non-affiliates, or our “public float,” pursuant to General Instruction I.B.6 of the Form S-3 is approximately $18.0 million, which is calculated based on 8,798,630 shares of our common stock outstanding held by non-affiliates and a price of $2.05 per share, the closing price of our common stock on December 20, 2024, as reported on the NYSE American. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have not offered or sold any of our shares of common stock or other securities pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 to the Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement and the accompanying prospectus are a part in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are a smaller reporting company under Rule 405 of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained herein or incorporated herein by reference for more information on these risks. You should also review that section in the accompanying prospectus for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$1.100	$2,255,000
Underwriting Discounts and Commissions (1)	$(0.088)	$(180,400)
Proceeds, before expenses, to us	$1.012	$2,074,600

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for 45 days from the date of this prospectus supplement to purchase an additional 307,500 shares of our common stock. If the underwriters exercise this option, the total underwriting discounts and commissions payable by us will be $207,460 and the total net proceeds to us, before expenses, will be $2,385,790.

The underwriters expect to deliver the shares of common stock against payment in New York, New York, on or about January 27, 2025.

MAXIM GROUP LLC

The date of this prospectus supplement is January 27, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we furnish to you. We have not authorized anyone to provide you with different information. We may offer to sell, and seek offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-283898) that we initially filed with the Securities and Exchange Commission (“SEC”) on December 18, 2024, and that was declared effective by the SEC on December 27, 2024. We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference into this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there are inconsistencies between this prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “Marygold,” “Company,” “we,” “our,” or “us,” refer to The Marygold Companies, Inc., a Nevada corporation, and its subsidiaries. Our logo, trademarks and service marks are the property of Marygold. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain “forward-looking statements” as defined under U.S. Federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance, which generally are not historical in nature. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “would,” “shall,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continues” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

●	the outcome of certain class action litigation involving our subsidiary, USCF Investments, Inc.;
●	our future financial performance, including our revenue, cost of revenue, gross profit, gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve and maintain profitability;
●	the sufficiency of our cash flows which is primarily dependent upon the performance of our U.S. investment fund management business and its ability to maintain and expand fund assets under management (“AUM”) such that we can meet our working capital, capital expenditure, and liquidity needs;
●	our continued investments in the development and marketing of our Fintech application (“app”) and the uncertainty of the acceptance thereof and its ability to generate sufficient revenue to meet or cover or exceed development expenditures incurred to date;
●	the ability of our operating subsidiaries to attract and retain customers to use our products or services, to optimize the pricing for our products or services, to expand sales to our customers, and to convince our existing customers to continue using our services and products;
●	the evolution of technologies affecting our operating subsidiaries’ products, services and markets;
●	the ability of our operating subsidiaries to innovate and provide a superior user experience and our intentions and strategies with respect thereto;
●	the ability of our operating subsidiaries to successfully penetrate enterprise and other markets;
●	the ability of our operating subsidiaries to successfully expand in our existing markets and into new markets, including international markets;
●	the attraction and retention of key personnel;
●	our ability to effectively manage our growth and future expenses;
●	the incurrence of additional indebtedness and our ability to repay our existing indebtedness when due or at all, including in connection with our recent debt financing transaction;
●	our ability to raise additional financing in connection with further development of our fintech app and to cover our operating losses;
●	worldwide economic conditions, including after-effects from the economic disruption imposed by the COVID-19 pandemic, and the conflicts in Ukraine and the Middle East, and their impact on spending;
●	our operating subsidiaries’ ability to comply with modified or new laws and regulations applying to our businesses, including privacy and data security regulations; and
●	our ability to acquire new businesses or expand our existing businesses, including the integration and financing of acquisitions or business expansion.

The foregoing list does not contain all of the forward-looking statements made in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2024, in our Form 10-Q for the quarter ended September 30, 2024, and subsequent reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). Moreover, we and our subsidiaries operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all the risks and uncertainties that could have an impact on the forward-looking statements contained in or incorporated by reference into this prospectus supplement. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We and our subsidiaries may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. It may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, including all documents incorporated herein or therein by reference, carefully, especially the “Risk Factors” contained in or incorporated by reference into this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus including our Annual Report on Form 10-K for the year ended June 30, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our other SEC filings, as well as our consolidated financial statements and related notes and other information incorporated by reference into this prospectus supplement and accompanying prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Overview of Our Business

The Marygold Companies, Inc., a Nevada corporation (together with its subsidiaries, “Marygold,” “Company,” “we,” “our” or “us”), is a holding company which operates through its wholly owned subsidiaries engaged in certain diverse business activities listed below:

●	Fund Management - USCF Investments, Inc., a Delaware corporation (“USCF Investments”), with corporate headquarters in Walnut Creek, California and its wholly-owned subsidiaries:

○	United States Commodity Funds, LLC, a Delaware limited liability company (“USCF LLC”), and

○	USCF Advisers, LLC, a Delaware limited liability company (“USCF Advisers”). The principal place of business for each of USCF LLC and USCF Advisers is in Walnut Creek, California.

●	Food Products – Gourmet Foods, Ltd., a registered New Zealand company located in Tauranga, New Zealand and its wholly-owned subsidiary, Printstock Products Limited, a registered New Zealand company, with its principal manufacturing facility in Napier, New Zealand.

●	Security Systems – Brigadier Security Systems (2000) Ltd., a Canadian registered corporation, with locations in Regina and Saskatoon, Saskatchewan, Canada.

●	Beauty Products - Kahnalytics, Inc., a California corporation, doing business as “Original Sprout,” located in San Clemente, California.

●	Financial Services – United States and Great Britain:

○	Marygold & Co., a Delaware corporation, based in Denver, Colorado, and its wholly-owned subsidiary, Marygold & Co. Advisory Services, LLC, a Delaware limited liability company, whose principal business office is in New Albany, Ohio;

○	Marygold & Co., (UK) Limited, a private limited company incorporated and registered in England and Wales, whose registered office is in London, England, and its wholly-owned subsidiaries:

■	Marygold & Co. Limited f/k/a Tiger Financial & Asset Management Limited, a company incorporated and registered in England and Wales, whose registered office is in Northampton, England; and

■	Step-By-Step Financial Planners Limited, a company incorporated and registered in England and Wales, whose registered office is in Staffordshire, England.

Human capital and resources are an integral part of our businesses. Our business units employed 116 people located in various parts of the world such as, New Zealand, Canada, Great Britain and the United States through the fiscal year ended June 30, 2024. This includes all full and part-time employees as well as executives at our corporate headquarters in San Clemente, California. Consistent with our decentralized management philosophy, our operating business units individually establish competitive compensation packages to attract, retain and reward people within their organizations. Given the varied business activities, our business units have policies and practices to address, among other things, maintaining a safe working environment, eliminating workplace harm, both mental and physical, providing various health and retirement benefits, as well as incentives to recognize and reward performance on an individual and company goal performance basis.

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Certain Recent Developments

Recent Note Financing

On September 19, 2024, we entered into a note purchase agreement (“Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Holder”), pursuant to which we agreed to issue and sell to Holder a secured promissory note in an initial principal amount of $4,380,000 (“Initial Note”) payable on or before 24 months from the issuance date (“Maturity Date”) and, upon the satisfaction of certain conditions in the Purchase Agreement, up to one additional secured promissory note (“Subsequent Note,” Initial Note and Subsequent Note, “Notes”). The initial principal amount of the Notes includes an original issue discount of 9% and expenses the Company agreed to pay to the Holder to cover the Holder’s transaction costs. The original issue discount of the Initial Note was $360,000. Interest on the principal amount of the Notes accrues at a rate of 9% per annum. We may pay all or any portion of the amount owed under the Notes earlier than it is due. All payments made under the Notes, including any repayments, are subject to an additional amount payable equal to 6% of the portion of the outstanding balance (including accrued interest) being repaid. The Subsequent Note would have a principal amount of $2,180,000, which will have terms substantially similar to the terms of the Initial Note. The original issue discount on the Subsequent Note, if issued, will be $180,000.

The Purchase Agreement contains certain covenants and agreements, including that we will not pledge or grant any lien or security interest in our or our subsidiaries’ assets without the Holder’s prior written consent and that we will file reports under the Securities Exchange Act timely, and that our shares will continue to be listed or quoted on the NYSE American or Nasdaq. Also, without the Holder’s prior written consent, we may not: issue, incur or guarantee any debt obligations other than trade payables in the ordinary course; issue any security that has conversion rights in which the number of shares varies with the market price of our shares; issue any securities convertible into our shares with a conversion price that varies with the market price of our shares; issue any securities that have a conversion or exercise price subject to a reset due to a change in the market price of our shares or upon the occurrence of certain events related to our business (but excluding certain standard antidilution protection for any reorganization, recapitalization, noncash dividend, stock split or similar transaction); issue and securities pursuant to an equity line of credit, standby equity purchase agreement or similar arrangement. The Purchase Agreement also contains a most favored nations provision that provides we will grant to the Holder the same terms as we offer any subsequent investor in our debt securities and certain arbitration provisions in the event of a claim arising under the Purchase Agreement and other transaction documents.

The Notes contain certain trigger events, including in the event that: (a) we fail to pay any amount when due; (b) a receiver or trustee is appointed with respect to our assets; (c) we become insolvent; (d) we make an assignment for the benefit of creditors; (e) we file a petition under bankruptcy, insolvency or similar laws; (f) an involuntary bankruptcy proceeding is filed against us; (g) a “fundamental transaction” occurs without Holder’s prior written consent: (h) we, USCF or any of the USCF subsidiaries, fail to observe covenants in our agreements with the Holder; (i) we default in observing or performing any covenant in the transaction documents; (j) any representation in the transaction documents is or becomes false or incorrect; (i) we effect a reverse stock split without 20 trading days’ prior written notice to the Holder; (k) any judgment is entered against us for more than $500,000 which remains unstayed for more than 20 days unless consented to by the Holder; (m) our shares cease to be DTC (Depositary Trust Company) eligible; or (n) we breach any covenant or agreement in any other agreement with Holder or in any financing or other agreement that affects our ongoing business operations. A “fundamental transaction” occurs if: we merge with another entity; we dispose of all or substantially all of our assets; we allow more than 50% of our voting shares to be acquired by another person; we enter into a share purchase agreement with a third party that acquires more than 50% of our shares; we recapitalize or reclassify our shares; we transfer a material asset to a subsidiary; we pay a dividend to our stockholders; or any person or group becomes the beneficial owner of 50% of the ordinary voting power of our shares. Upon the occurrence of a trigger event, the Holder may increase the amount outstanding under a Note by 10% for an event described in (a) through (h) above or 5% for an event described in (i) through (n) above (a “default amount”). Alternatively, the Holder may treat the trigger event as an event of default and demand repayment of the Note, subject to a five-day cure period, together with any applicable default amount.

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Our obligations under the Note are secured by: (i) a pledge of all the common stock the Company owns in USCF Investments, Inc. and (ii) a security interest in all of the assets of the Company. Further, our Chief Executive Officer’s trust, Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), provided: (i) a guaranty of our obligations to the Holder under the Note and (ii) a pledge of all of our common stock owned by the Gerber Trust.

Beginning on the date that is six months from the issuance date until the applicable Note is paid in full, each month the Holder has the right to require the Company to redeem up to an aggregate of $400,000 with respect to the Initial Note and $200,000 with respect to the Subsequent Note, if issued, plus any interest accrued thereunder and an additional amount payable equal to 6% of the principal amount and accrued interest redeemed. We have the right to defer such redemption payments that Holder could otherwise elect to make three times by providing advance written notice to the Holder. If we exercise our deferral right, the outstanding balance automatically increases by 0.85% for each instance that the deferral right is exercised by us, which cannot be exercised more than once every ninety calendar days.

Pursuant to the terms of the Purchase Agreement, beginning on the date of the issuance and sale of the Note and ending 24 months thereafter, the Holder will have the right, but not the obligation, with our prior written consent, to reinvest up to an additional $10,000,000 in us on the same terms and conditions as the Notes (structured as two tranches of $5,000,000 each).

We engaged Maxim Group LLC to serve as placement agent for the transaction between us and the Holder in exchange for an aggregate commission equal to 7% of the gross cash proceeds received by us from the sale of the Notes.

As of September 30, 2024, the Note payable balance outstanding, net of the original issue discount and fees paid, was $3.7 million, of which $2.8 million is due within 12 months from September 30, 2024 and the remaining balance of $0.9 million is due prior to September 30, 2026.

Risk Factors

Investing in our securities involves a high degree of risk. Prior to deciding to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus supplement, together with all the other information contained in or incorporated by reference in this prospectus supplement. You should also see the risk factors discussed under the heading “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2024, and Part II of our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024, each as amended or supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the securities offered.

Corporate Information

We were incorporated in the State of Nevada on April 20, 2005, under the name Concierge Technologies, Inc., and, on March 10, 2022, we changed our name to The Marygold Companies, Inc. Our principal executive offices are located at, and our mailing address is: 120 Calle Iglesia, Unit B. San Clemente, California 92672. Our main telephone number is: 949-429-5370. Our corporate website address is: www.themarygoldcompanies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and should not be relied upon with respect to this offering.

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THE OFFERING

Issuer	The Marygold Companies, Inc.

Common stock offered	2,050,000 shares of our common stock (or 2,357,500 if the underwriters exercise their option to purchase additional shares of common stock in full)

Offering price per share	$1.10 per share

Common stock outstanding before the offering	40,187,820 shares

Common stock outstanding after the offering	42,237,820 shares (or 42,545,320 shares if the underwriters exercise in full their overallotment option to purchase additional shares from us)

Option to purchase additional shares of our common stock	We have granted the underwriters an overallotment option for a period of 45 days from the date of this prospectus supplement to purchase up to 307,500 additional shares of our common stock

Market for our common stock	Our shares of common stock are listed on the NYSE American LLC under the symbol “MGLD.” The closing sale price of our shares on January 24, 2025, was $1.57.

Use of proceeds

We estimate that the net proceeds to us from the shares of common stock sold by us to the underwriters in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1,850,000 or $2,160,000 if the underwriter exercises its overallotment option in full. Our management will retain broad discretion regarding the allocation and use of the net proceeds. Currently, we intend to use a portion of the net proceeds of this offering to retire or reduce debt, make further capital contributions to our Marygold & Co. subsidiaries in the U.S. and the U.K., and for other general working capital and corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors,” below, and in the reports and other documents that are incorporated herein by reference for a discussion of the factors you should consider carefully before investing in our shares.

Except as otherwise stated herein, all information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 40,187,820 shares of our common stock outstanding as of December 31, 2024. The number of shares outstanding as of December 31, 2024, excludes:

●	640,881 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2024, at a weighted average exercise price of $1.35 per share;
●	3,390,639 shares reserved for future issuance pursuant to our 2021 Omnibus Equity Incentive Plan as of December 31, 2024; and
●	987,200 shares issuable upon conversion of outstanding shares of Series B, Voting, Convertible Preferred Stock (“Series B Preferred Stock”).

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

●	no exercise of outstanding stock options, described above;
●	no conversion of outstanding shares of Series B Preferred Stock; and
●	no exercise by the underwriters of their overallotment option to purchase up to 307,500 shares in this offering.

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RISK FACTORS

Investing in our shares involves a high degree of risk and dilution. You should carefully consider the risks, uncertainties and other factors described in our Annual Report on Form 10-K for the year ended June 30, 2024, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will filed with the SEC, and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes, before investing in our common stock. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

If you purchase shares of our common stock in this offering, you will incur immediate dilution in the book value of your shares.

The public offering price per share of our common stock will be substantially higher than the net tangible book value per share of our common stock outstanding before this offering. Based upon a public offering price of $1.10 per share, you will experience immediate dilution of $0.48 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering, based on the sale by us of 2,050,000 shares in this offering at a public offering price of $1.10. Further, the future exercise of any outstanding options to purchase shares of our common stock or the conversion of outstanding shares of our Series B Preferred Stock will cause you to experience additional dilution. See “Dilution.”

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We reserve the right to make future offers and sales, either public or private, of our securities including shares of common stock or preferred stock, or securities convertible into, or exercisable for, our common stock at prices differing from the offering price per share of our common stock offered hereby. There can be no assurance that we will be able to successfully complete any such future offerings; however, in the event that any such future sales of securities are effected, your pro rata ownership interest may be reduced to the extent of any such issuances and, to the extent any such sales are effected at consideration which is less than that paid by you, you may experience dilution. Moreover, to the extent we issue shares of restricted stock, stock appreciation rights, options or warrants to purchase our common stock in the future and those shares of restricted stock, options or warrants are exercised or as the shares of restricted stock vest, our stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

Shares to be issued in future equity offerings could cause the market price of our common stock to decline and could have an adverse effect on our earnings per share. In addition, future sales of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common stock could decline due to sales, or the announcements of proposed sales, of a large number of common stock in the market, including sales of common stock by our large stockholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

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Based on the sale of shares of our common stock in this offering (assuming no exercise of the underwriter’s overallotment option), we will be selling a number of shares of common stock which represents approximately % of the number of shares of common stock that we currently have outstanding. Resales of substantial amounts of the shares of our common stock issued in this offering, together with shares of our common stock issuable upon conversion or exercise of currently outstanding derivative securities, could have a negative effect on our stock price.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described under “Use of Proceeds” below, as well as existing cash and cash equivalents. Accordingly, our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategies and we might not be able to yield a significant return, if any, on our investment of these net proceeds.

We may need to raise additional financing to further support the development and marketing of our Fintech app, to fund ongoing operations, invest in acquisitions, and for working capital purposes. Our inability to raise such financing may limit our ability to continue the development of our Fintech app.

In 2019, through our wholly owned subsidiary, Marygold & Co., we began development of our peer-to-peer Fintech digital money app. As of September 30, 2024, we have invested approximately $16.5 million in the development of our Fintech app and we have continued to invest in its development. However, our Fintech app is not a mature business and has generated minimal revenue to date. The financial technology industry is occupied by certain well-financed competitors with capital resources to fund marketing campaigns and the continued development and enhancement of such services. In addition to the net proceeds we receive from this offering, we may need to raise additional equity or debt financing to continue supporting the development and marketing of our financial technology business, our ongoing operations, and in order to make any future acquisitions. If a decision is made to continue to make capital investments in our financial technology division there can be no assurance our Fintech business will be successful or generate sufficient or any significant revenues. Our ability to predict revenue generation from our subsidiaries may not be accurate from time to time. Continued investment in our Fintech app could have a material adverse effect on our operations, our financial condition, and results of operations, and the market for our shares, including if our revenues from operations, financial condition, and market for our shares are negatively impacted by events outside of our control. Further, negative economic events could hinder the ability of our businesses to effectively compete in the various industries in which we operate which may create a need to raise additional financing in the future. There can be no assurance we will be able to raise such additional financing or upon terms that are acceptable to us. Any failure to raise additional financing as and when needed could have a negative impact on our financial condition and on our ability to further support our current and future business plans and strategies and on our ability to continue further development of our Fintech app and may require us to suspend, temporarily or otherwise, its future development.

We may decide to promote our Fintech app to third party financial institutions or other payment providers as a license, fee-based service, or otherwise, in the event additional financing is not available on terms acceptable to us or at all, and in sufficient amounts to continue to fund our Fintech app development.

In the event we are unable to raise additional financing to further develop our Fintech app business, management may, as an alternative, seek to enter arrangements to license or otherwise offer our Fintech app to third parties, including financial institutions and other payment providers in the U.S. and abroad. Although management believes there are several financial institutions and other payment providers in the U.S. and abroad who may be interested in a consumer faced mobile app such as ours, there can be no assurance we will be successful in monetizing our app in its current state of development to these third parties through license, fee-based user, or other arrangement.

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A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to further price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Our stock price may change significantly, and you may not be able to sell your shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The stock market may routinely experience periods of large or extreme volatility. In some instances, this volatility is unrelated or disproportionate to the operating performance of particular companies. The market price of our shares of common stock could be subject to wide fluctuations in response to many risk factors and many beyond our control, including:

●	results of operations that vary from the expectations of securities analysts and investors;

●	changes in expectations as to our or our industries’ future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	the publication of new or updated research reports by securities analysts;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	changes in our senior management or other key personnel;

●	results and timing of our product development, including related to our Fintech app;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	litigation or regulatory action regarding our products or services, including litigation related to our investment advisory services and ETFs;

●

disputes or other developments related to our proprietary rights, including patents, litigation matters, and our ability to obtain, maintain, defend or enforce proprietary rights relating to our products or technologies;

●	sales of our shares by us, our insiders, or other stockholders;

●	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rates;

●	in the event our cash flows are insufficient to fund our operations, our ability to raise additional financing, including in connection with the development of our Fintech app or the acquisition of additional businesses;

●	changes in general economic or market conditions or trends in our industries or markets; future issuances or sales or purchases of our common stock or other securities.

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Furthermore, the U.S. stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. Also, because we are a controlled company, there is a limited market for our common stock, and we cannot assure our stockholders that a trading market will persist.

Additionally, selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Holders of our securities could, therefore, experience a decline in the value of their investment as a result of short sales of our common stock.

Anti-takeover provisions in our organizational documents as well as a voting agreement between certain family trusts of which our CEO and one of our directors are trustees could make it difficult for our stockholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock.

Several provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. See “Description of Our Capital Stock – Applicable Antitakeover Law” in the accompanying prospectus. Further, pursuant to a voting agreement, dated January 27, 2015, between the Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), of which Nicholas D. Gerber, our CEO, is a trustee, and the Schoenberger Family Trust (“Schoenberger Trust”), of which Mr. Schoenberger, a director, is a trustee, the Gerber Trust and Schoenberger Trust have agreed to vote all voting securities owned by them or subsequently acquired to elect Mr. Gerber and Mr. Schoenberger or their respective designees to our board of directors, to elect five other board designees mutually agreed upon by them, and to elect additional directors nominated pursuant to our bylaws and articles of incorporation. As of the date of this prospectus supplement, the Gerber Trust and Schoenberger Trust own approximately 56% of our voting stock. The foregoing may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

Risks Related to our Business and Structure

We may face double taxation on certain income earned by our non-U.S. subsidiaries.

Under the Internal Revenue Code (“Code”) provisions governing the taxation of income earned by “controlled foreign corporations,” most or all of the income earned by our non-U.S. subsidiaries will be subject to U.S. federal income tax in the year earned, even if not distributed to Marygold and even if fully taxed in the foreign countries in which those subsidiaries are organized or operate. Although the Code provides for foreign tax credit relief with respect to the foreign income taxes imposed on such income, that relief is limited in several respects that could have the effect of subjecting the same income to both U.S. and foreign income taxation.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,050,000 shares of our common stock in this offering will be approximately $1,850,000 (or $2,160,000 if the underwriters exercise their overallotment option to purchase 307,500 additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of September 30, 2024, we had cash and cash equivalents of approximately $6.7 million. We expect to use the net proceeds from this offering to retire or reduce debt, make further capital contributions to our Marygold & Co. subsidiaries in the U.S. and U.K., and for general working capital and corporate purposes.

The amounts we have set forth above are estimates developed by our management of the allocation of proceeds of the offering based upon our current plans and prevailing economic and industry conditions. Although we do not currently contemplate material changes in the proposed uses of proceeds set forth above, to the extent that our management finds that adjustment thereto is required, the amounts shown may be adjusted among the uses indicated above. Our proposed uses of net proceeds are subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the demand for our products and/or services, changes in the competitive environment in which we operate, and changes in general market or industry conditions.

We may require additional financing in the future to operate and/or further expand our business and to repay outstanding indebtedness. We are not able at this time to predict the amount or potential source of such additional funds and we have no current commitment to obtain such funds, other than as set forth herein. There can be no assurance that additional financing on acceptable terms will be available to us when needed, if at all. Pending use of the net proceeds from the offering, we may make temporary investments in short-term, high-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our businesses and do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments or under Nevada corporations law.

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DILUTION

If you purchase common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2024, was approximately $24.2 million, or approximately $0.60 per share of common stock based upon 40,326,035 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2024.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the “as adjusted” net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 2,050,000 shares of common stock in this offering at a public offering price of $1.10 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $26,084,500, or approximately $0.62 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.48 per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Public offering price per share		$1.10
Historical net tangible book value per share as of September 30, 2024	$0.60
Increase in net tangible book value per share attributable to this offering	0.02
As adjusted net tangible book value per share after giving effect to this offering		0.62
Dilution in net tangible book value per share to investors in this offering		$0.48

The foregoing table and discussion above are based on 40,326,035 shares of our common stock outstanding as of September 30, 2024, and excludes:

●	640,881 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2024
●	987,200 shares issuable upon conversion of outstanding shares of our Series B Preferred Stock,
●	3,425,644 shares reserved for future issuance pursuant to our 2021 Omnibus Equity Incentive Plan

To the extent that any options are exercised, new options are granted under our 2021 Omnibus Equity Incentive Plan or we otherwise issue additional shares of common stock or securities convertible into or exercisable for our shares of common stock in the future (including shares issued in connection with one or more acquisitions we may make), there may be further dilution to new investors. To the extent we raise additional capital through sales of our shares of common stock or convertible securities, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering under this prospectus supplement 2,050,000 shares of our common stock, $0.001 par value per share, at a public offering price of $1.10 per share. The following is a brief description of our shares of common stock. You should refer to the accompanying prospectus, our articles of incorporation and our bylaws for more information about our capital stock, including our shares of common stock.

Common Stock

General. We are authorized to issue up to 900,000,000 shares of common stock. As of December 31, 2024, 40,187,820 shares of our common stock were issued and outstanding. All the issued and outstanding shares of common stock were fully paid and non-assessable.

Voting Rights. Each holder of common stock is entitled to one non-cumulative vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock may receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

●	convert the stock into any other security

●	have the stock redeemed, or

●	purchase additional stock to maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Options and Restricted Stock

As of December 31, 2024, the following stock options and shares of restricted stock have been issued and are outstanding pursuant to our 2021 Omnibus Equity Incentive Plan:

●	640,881 options to purchase our common stock at a weighted average exercise price of $1.35 per share of which 209,445 are vested and exercisable, and

●	370,584 shares of restricted stock pursuant to restricted stock grants

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, North Carolina 27560; telephone number: 877.481.4014.

Stock Exchange Listing

Our common stock is listed on the NYSE American under the symbol “MGLD”.

The foregoing description of our capital stock is based upon, and qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of Nevada law. You should read our amended and restated articles of incorporation, as amended, and our amended and restated bylaws for a more detailed description of our securities.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain United States (“U.S.”) federal income tax considerations of the purchase, ownership and disposition of our shares of common stock issued pursuant to this offering (“shares”). All prospective holders of the shares should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the shares.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the shares.

This discussion addresses only shares that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations, pension funds, individual retirement accounts or governmental organizations;

●	brokers or dealers in securities;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons who hold any of the shares as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

●	persons deemed to sell any of the shares under the constructive sale provisions of the Code;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

●	regulated investment companies or real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	U.S. expatriates and former citizens or former long-term residents of the United States;

●	holders that acquire the shares through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan; or

●	holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

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If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the shares should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the shares, that, for U.S. federal income tax purposes, is:

●	an individual that is a citizen or resident of the United States;

●	a corporation, or other business entity that is treated as a corporation for U.S. federal tax purposes under U.S. Treasury Department regulations governing entity classifications, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	a trust (1)(A) that is subject to the primary supervision of a court within the United States and (B) all substantial decisions of which are controlled by one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the shares that is not a U.S. Holder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SHARES.

Tax Considerations Applicable to U.S. Holders

Distributions on Shares

Marygold does not anticipate declaring or paying any cash dividends to holders of Marygold’s common stock. If Marygold makes distributions of cash or other property (other than certain distributions of Marygold’s or its subsidiaries’ stock) on the shares, such distributions will constitute dividends to the extent paid out of Marygold’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. For this purpose, in the event that Marygold distributes property in a taxable distribution, the amount by which the value of such property exceeds Marygold’s adjusted basis in it would be included in Marygold’s current year earnings and profits. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, which would generally reduce such Holder’s effective rate of U.S. federal income tax on such dividends, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of Marygold’s current and accumulated earnings and profits will constitute a generally non-taxable return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its shares, but not below zero. To the extent that any distribution is in excess of the sum of (i) the U.S. Holder’s share of Marygold’s current and accumulated earnings and profits and (ii) the U.S. Holder’s adjusted basis in its shares, such excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition of the Shares.”

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Sale or Other Taxable Disposition of the Shares

Upon the sale, exchange or other taxable disposition of the shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

In general, backup withholding and information reporting requirements may apply to payments on the shares and to the receipt of proceeds on the sale, exchange or other taxable disposition of the shares. Backup withholding (currently at a rate of 24%) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the IRS notifies the applicable withholding agent that the taxpayer identification number provided for such Holder is incorrect, the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax Considerations Applicable to Non-U.S. Holders

Distributions on Shares

As mentioned above in the discussion of “Tax Considerations for U.S. Holders,” Marygold does not anticipate declaring or paying any cash dividends to holders of Marygold’s common stock. However, distributions of cash or other property (other than certain distributions of Marygold’s or its subsidiaries’ stock) on the shares will constitute dividends to the extent paid out of Marygold’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. For this purpose, the amount by which the value of property that is distributed exceeds Marygold’s adjusted basis in it will be included in Marygold’s current year earnings and profits. Distributions in excess of Marygold’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. To the extent that any distribution is in excess of the sum of (i) the Non-U.S. Holder’s share of Marygold’s current and accumulated earnings and profits and (ii) the Non-U.S. Holder’s adjusted basis in its shares, such excess will be subject to the treatment as described below under “—Gain on Sale or Other Taxable Disposition of the Shares.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under such a treaty, the Non-U.S. Holder will be required to provide Marygold or the applicable withholding agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the shares through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates generally applicable to a United States person. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the shares, including the possible imposition of the branch profits tax.

Gain on Sale or Other Taxable Disposition of the Shares

Subject to the discussions below under “—Information reporting and backup withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the shares unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Marygold is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the lesser of (i) five-year period ending on the date of disposition or (ii) the Non-U.S. Holder’s holding period in the shares.

Marygold believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if Marygold is or has been a United States real property holding corporation during the specified testing period, as long as Marygold’s common stock is regularly traded on an established securities market (such as the NYSE American) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares if the Non-U.S. Holder does not (actually or, by reason of holding certain rights to acquire Marygold’s common stock or due to the ownership of Marygold’s common stock by certain related persons, constructively) own and has not, at any time within the five years prior to the disposition during which such Holder held Marygold’s common stock, owned more than 5% of Marygold’s common stock. Non-U.S. Holders are urged to consult their tax advisors regarding the effect of holding any warrants to purchase our common stock on the calculation of such 5% threshold. Non-U.S. Holders should consult their tax advisors regarding the application of this regularly traded exception.

If a Non-U.S. Holder recognizes gain on a sale, exchange or other disposition of the shares that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the shares, including the possible imposition of the branch profits tax.

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Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on the shares. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or information exchange agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the shares to or through the U.S. office (and, in certain cases, the foreign office) of a broker acting on behalf of such Holder.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on the shares or on the proceeds from a sale, exchange or other disposition of the shares unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on the shares, as well as payments of gross proceeds of dispositions of the shares, to a “foreign financial institution” (which is broadly defined for this purpose to include not only depository and custodial institutions, such as banks, brokerage firms and financial service entities, but also most private investment vehicles managed in whole or in part by third-party financial advisors or service providers) and certain other non-U.S. entities with substantial U.S. owners or account holders unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the U.S. Treasury Department and IRS have issued proposed regulations that would eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Although these proposed Treasury regulations have not been finalized, pursuant to the preamble to the proposed regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or the proposed Treasury regulations are withdrawn. An intergovernmental agreement between the United States and the foreign country in which a Non-U.S. Holder is resident or located may modify these requirements as to such Holder. If FATCA withholding is imposed on a payment described above, a payee or beneficial owner of such payment that is not a foreign financial institution or other non-U.S. entity subject to FATCA withholding on that payment generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the shares.

Marygold will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or “representative”) as representative of each of the underwriters (“underwriters”) named below and as bookrunning manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and below. The underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering.

Underwriter	Number of Shares of Common Stock
Maxim Group LLC	2,050,000

Total	2,050,000

The underwriters are committed to purchasing all of the shares offered by us other than those covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The shares should be ready for delivery on or about January 28, 2025, against payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the representative may offer some of the shares to other securities dealers at such a price less a concession of $0.044 per share. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an over-allotment option. The over-allotment option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 307,500 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $2,593,250, before deduction of underwriting discounts and expenses and other offering expenses. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional securities.

Discounts and Commissions

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per share	Total Without Overallotment Option	Total With Overallotment Option
Public offering price	$1.100	$2,255,000	$2,593,250
Underwriting discount (8%)	(0.088)	$(180,400)	$(207,460)
Proceeds, before expenses, to us	$1.012	$2,074,600	$2,385,790

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We estimate that the expenses payable by us in connection with this offering, other than the underwriting discounts and commission referred to above, will be approximately $175,000. Also, we have agreed to reimburse the underwriter for certain reasonable and documented expenses, and other out-of-pocket expenses, including the reasonable documented expenses of its legal counsel not to exceed $50,000.

Right of First Refusal

Pursuant to the terms of the underwriting agreement we entered into with Maxim, dated January 26, 2025, we have agreed that, for a period from such closing until and including January 25, 2026, Maxim will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future registered offerings or private placements of our equity, equity-linked or debt securities for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such period. Also, we have agreed not to offer to retain any entity or person in connection with such an offering on terms more favorable that the terms on which we offer to retain Maxim.

Lock-Up Agreements

Subject to certain limited exceptions, we have agreed for a period of 120 days after the closing of this offering not to (i) offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without Maxim’s prior written consent; and (ii) each of our directors, officers, and affiliates who are holders of our shares as of the date the underwriting agreement is executed (and all holders of securities exercisable for or convertible into shares of our common stock) has agreed, for a period of 120 days after the closing of this offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities, including shares of common stock issuable upon exercise of currently outstanding options granted to any such person; provided that our employees who are issued shares pursuant to our employee incentive plans that have vested or vest in the future are not subject to such restriction.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting release, the number of shares for which the release is being requested and market conditions at the time.

Our Relationships with the Underwriters

The underwriters and their affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters and their affiliates may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act, as well as liabilities arising from the material breach of any of the representations and warranties we make in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

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Price Stabilization, Short Positions, and Penalty Bids

Certain SEC rules may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions. The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions. The underwriters may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids. If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

●	Passive market making. Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of our common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the NYSE American or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the underwriters or selected dealers. In connection with this offering, the underwriter or selected dealers may distribute this prospectus supplement and the accompanying prospectus electronically. No forms of electronic prospectus other than this electronic prospectus supplement and the accompanying prospectus that are printable as Adobe® PDF will be used in connection with this offering.

Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the underwriters’ (or any selected dealer’s) website and any information contained in any other website maintained by the underwriters is not part of the prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, and has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

S-23

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our Securities may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

S-24

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

S-25

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act. The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

S-26

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Somertons, PLLC, Washington, D.C. Certain other legal matters in connection with this offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, NY.

EXPERTS

The consolidated financial statements of The Marygold Companies, Inc. as of June 30, 2024 and 2023, and for each of the two years in the period ended June 30, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also obtain copies of materials we file with the SEC from our website found at www.themarygoldcompanies.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus supplement and the accompanying prospectus and should not be relied upon in connection with making an investment decision.

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

S-27

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with the SEC in other documents. This means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and the accompanying prospectus and information we file with the SEC in the future and that we incorporate by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes previously filed information. We incorporate by reference herein the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the securities covered by this prospectus supplement is completed or terminated:

●	Our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 18, 2024

●	Our Current Report on Form 8-K filed with the SEC on September 24, 2024

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024

●	Our Current Report on Form 8-K filed with the SEC on November 12, 2024

●	Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on September 23, 2024

●	Description of our securities contained in our Form 8A/A filed with the SEC on March 8, 2022

A statement contained in a document incorporated by reference into this prospectus supplement, or the accompanying prospectus, shall be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement of the accompanying prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing to or telephoning:

Secretary

The Marygold Companies, Inc.

120 Calle Iglesia

Unit B

San Clemente, California 92672

(949) 429-5370

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, or otherwise, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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THE MARYGOLD COMPANIES, INC.

Common Stock

MAXIM GROUP LLC

PROSPECTUS SUPPLEMENT

January 27, 2025

THE MARYGOLD COMPANIES, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time in one or more offerings under this prospectus shares of common stock (“common stock”), preferred stock (“preferred stock”), and warrants to purchase shares of preferred stock or common stock (“warrants”) of The Marygold Companies, Inc., a Nevada corporation (“Marygold,” “Company,” “we,” “our,” or “us”), or any combination of the foregoing, either individually or as units of any one or more of such securities (“units”). We refer to the common stock, preferred stock, warrants and units collectively as “securities.” The aggregate initial offering price of all securities that may be offered and sold under this prospectus will not exceed $100,000,000. This prospectus provides a general description of the securities we may offer and certain other information about us. We may offer the securities in amounts, at prices, and on terms determined at the time of the offering.

We will provide the specific terms of the securities to be offered and the specific manner in which they may be offered in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the documents we incorporate herein by reference, carefully before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. We reserve the sole right to accept and, together with any agents, dealers and underwriters, the right to reject, in whole or in part, any proposed purchase of the securities. If any agent, dealer or underwriter is involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our common stock is listed on the NYSE American under the symbol “MGLD.” The last reported sale price of the common stock on the NYSE American on December 16, 2024, was $1.50 per share.

As of December 16, 2024, the aggregate market value of our common stock held by non-affiliates, or our “public float,” pursuant to General Instruction I.B.6 of the Form S-3 is approximately $13.3 million, which is calculated based on 8,840,779 shares of our common stock outstanding held by non-affiliates and a price of $1.50 per share, the closing price of our common stock on December 16, 2024, as reported on the NYSE American. During the prior 12 calendar month period that ends on and includes the date of this prospectus, we have not offered or sold any of our common stock or other securities pursuant to General Instruction I.B.6 to the Form S-3. Pursuant to General Instruction I.B.6 to the Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement or amendment hereto or any free writing prospectus we furnish to you. We have not authorized anyone to provide you with different information. We may offer to sell, and seek offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities registered hereby using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus provides you with a general description of the securities which may be offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, or update, information contained in this prospectus. You should read both this prospectus, any prospectus supplement, and any free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement, or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate on any date subsequent to the date of this prospectus or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “Marygold,” “Company,” “we,” “our,” or “us,” refer to The Marygold Companies, Inc., a Nevada corporation, and its subsidiaries. Our logo, trademarks and service marks are the property of Marygold. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended June 30, 2024, under the headings “Risk Factors” and “Business,” and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, under the heading “Risk Factors,” as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, the accompanying prospectus supplement, including all documents incorporated herein by reference, carefully, especially the “Risk Factors” contained in or incorporated by reference into this prospectus and any accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and accompanying prospectus supplement, including our Annual Report on Form 10-K for the year ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our other SEC filings, as well as our consolidated financial statements and related notes and other information incorporated by reference into this prospectus and accompanying prospectus supplement before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Overview of Our Business

The Marygold Companies, Inc., a Nevada corporation (together with its subsidiaries, “Marygold,” “Company,” “we,” “our” or “us”), is a holding company which operates through its wholly owned subsidiaries engaged in certain diverse business activities listed below:

●	Fund Management - USCF Investments, Inc., a Delaware corporation (“USCF Investments”), with corporate headquarters in Walnut Creek, California and its wholly-owned subsidiaries:

○	United States Commodity Funds, LLC, a Delaware limited liability company (“USCF LLC”), and

○	USCF Advisers, LLC, a Delaware limited liability company (“USCF Advisers”). The principal place of business for each of USCF LLC and USCF Advisers is in Walnut Creek, California.

●	Food Products – Gourmet Foods, Ltd., a registered New Zealand company located in Tauranga, New Zealand and its wholly-owned subsidiary, Printstock Products Limited, a registered New Zealand company, with its principal manufacturing facility in Napier, New Zealand.

●	Security Systems – Brigadier Security Systems (2000) Ltd., a Canadian registered corporation, with locations in Regina and Saskatoon, Saskatchewan, Canada.

●	Beauty Products - Kahnalytics, Inc., a California corporation, doing business as “Original Sprout,” located in San Clemente, California.

●	Financial Services – United States and Great Britain:

○	Marygold & Co., a Delaware corporation, based in Denver, Colorado, and its wholly-owned subsidiary, Marygold & Co. Advisory Services, LLC, a Delaware limited liability company, whose principal business office is in New Albany, Ohio;

○	Marygold & Co., (UK) Limited, a private limited company incorporated and registered in England and Wales, whose registered office is in London, England, and its wholly-owned subsidiaries:

■	Marygold & Co. Limited f/k/a Tiger Financial & Asset Management Limited, a company incorporated and registered in England and Wales, whose registered office is in Northampton, England; and

■	Step-By-Step Financial Planners Limited, a company incorporated and registered in England and Wales, whose registered office is in Staffordshire, England.

Human capital and resources are an integral part of our businesses. Our business units employed 116 people located in various parts of the world such as, New Zealand, Canada, Great Britain and the United States as of the fiscal year ended June 30, 2024. This includes all full and part-time employees as well as executives at our corporate headquarters in San Clemente, California. Consistent with our decentralized management philosophy, our operating business units individually establish competitive compensation packages to attract, retain and reward people within their organizations. Given the varied business activities, our business units have policies and practices to address, among other things, maintaining a safe working environment, eliminating workplace harm, both mental and physical, providing various health and retirement benefits, as well as incentives to recognize and reward performance on an individual and company goal performance basis.

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Certain Recent Developments

Recent Note Financing

On September 19, 2024, we entered into a note purchase agreement (“Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Holder”), pursuant to which we agreed to issue and sell to Holder a secured promissory note in an initial principal amount of $4,380,000 (“Initial Note”) payable on or before 24 months from the issuance date (“Maturity Date”) and, upon the satisfaction of certain conditions in the Purchase Agreement, up to one additional secured promissory note (“Subsequent Note”) (Initial Note and Subsequent Note, “Notes”). The initial principal amount of the Notes includes an original issue discount of 9% and expenses the Company agreed to pay to the Holder to cover the Holder’s transaction costs. The original issue discount of the Initial Note was $360,000. Interest on the principal amount of the Notes accrues at a rate of 9% per annum. We may pay all or any portion of the amount owed under the Notes earlier than it is due. All payments made under the Notes, including any repayments, are subject to an additional amount payable equal to 6% of the portion of the outstanding balance (including accrued interest) being repaid. The Subsequent Note would have a principal amount of $2,180,000, which will have terms substantially similar to the terms of the Initial Note. The original issue discount on the Subsequent Note, if issued, will be $180,000.

The Purchase Agreement contains certain covenants and agreements, including that we will not pledge or grant any lien or security interest in our or our subsidiaries’ assets without the Holder’s prior written consent and that we will file reports under the Securities Exchange Act timely, and that our shares will continue to be listed or quoted on the NYSE American or Nasdaq. Also, without the Holder’s prior written consent, we may not: issue, incur or guarantee any debt obligations other than trade payables in the ordinary course; issue any security that has conversion rights in which the number of shares varies with the market price of our shares; issue any securities convertible into our shares with a conversion price that varies with the market price of our shares; issue any securities that have a conversion or exercise price subject to a reset due to a change in the market price of our shares or upon the occurrence of certain events related to our business (but excluding certain standard antidilution protection for any reorganization, recapitalization, noncash dividend, stock split or similar transaction); issue any securities pursuant to an equity line of credit, standby equity purchase agreement or similar arrangement. The Purchase Agreement also contains a most favored nations provision that provides we will grant to the Holder the same terms as we offer any subsequent investor in our debt securities and certain arbitration provisions in the event of a claim arising under the Purchase Agreement or other transaction documents.

The Notes contain certain trigger events, including in the event that: (a) we fail to pay any amount when due; (b) a receiver or trustee is appointed with respect to our assets; (c) we become insolvent; (d) we make an assignment for the benefit of creditors; (e) we file a petition under bankruptcy, insolvency or similar laws; (f) an involuntary bankruptcy proceeding is filed against us; (g) a “fundamental transaction” occurs without Holder’s prior written consent: (h) we, USCF or any of the USCF subsidiaries, fail to observe covenants in our agreements with the Holder; (i) we default in observing or performing any covenant in the transaction documents; (j) any representation in the transaction documents is or becomes false or incorrect; (i) we effect a reverse stock split without 20 trading days’ prior written notice to the Holder; (k) any judgment is entered against us for more than $500,000 which remains unstayed for more than 20 days unless consented to by the Holder; (m) our shares cease to be DTC (Depositary Trust Company) eligible; or (n) we breach any covenant or agreement in any other agreement with Holder or in any financing or other agreement that affects our ongoing business operations. A “fundamental transaction” occurs if: we merge with another entity; we dispose of all or substantially all of our assets, we allow more than 50% of our voting shares to be acquired by another person; we enter into a share purchase agreement with a third party that acquires more than 50% of our shares; we recapitalize or reclassify our shares; we transfer a material asset to a subsidiary; we pay a dividend to our stockholders; or any person or group becomes the beneficial owner of 50% of the ordinary voting power of our shares. Upon the occurrence of a trigger event, the Holder may increase the amount outstanding under a Note by 10% for an event described in (a) through (h) above or 5% for an event described in (i) through (n) above (a “default amount”). Alternatively, the Holder may treat the trigger event as an event of default and demand repayment of the Note, subject to a five-day cure period, together with any applicable default amount.

Our obligations under the Note are secured by: (i) a pledge of all the common stock the Company owns in USCF Investments, Inc. and (ii) a security interest in all of the assets of the Company. Further, the Company’s Chief Executive Officer’s trust, Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), provided: (i) a guaranty of the Company’s obligations to the Holder under the Note and (ii) a pledge of all of the common stock of the Company owned by the Gerber Trust.

Beginning on the date that is six months from the issuance date until the applicable Note is paid in full, each month the Holder has the right to require the Company to redeem up to an aggregate of $400,000 with respect to the Initial Note and $200,000 with respect to the Subsequent Note plus any interest accrued thereunder and an exit fee of 6% of the principal amount and accrued interest redeemed. The Company has the right to defer such redemption payments that Holder could otherwise elect to make three times by providing advance written notice to Holder. If Company exercises its deferral right, the outstanding balance automatically increased by 0.85% for each instance that the deferral right is exercised by Company, which cannot be exercised more than once every ninety calendar days.

Pursuant to the terms of the Purchase Agreement, beginning on the date of the issuance and sale of the Note and ending 24 months later, Holder will have the right, but not the obligation, with Company’s prior written consent, to reinvest up to an additional $10,000,000 in the Company on the same terms and conditions as the Notes (structured as two tranches of $5,000,000 each).

The Company engaged Maxim Group LLC to serve as placement agent for the transaction between the Company and Holder in exchange for an aggregate commission equal to 7% of the gross cash proceeds received from the sale of the Notes.

As of September 30, 2024, the note payable balance outstanding, net of the original issue discount and fees paid, was $3.7 million, of which $2.8 million is due within 12 months from September 30, 2024 and the remaining balance of $0.9 million is due prior to September 30, 2026.

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Securities We May Offer

We may offer shares of our common stock, shares of preferred stock, warrants to purchase our preferred stock or common stock, or a combination of the foregoing securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms determined by market conditions at the time of an offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

Currently, we have authorized 900,000,000 shares of common stock, $.001 par value per share (“common stock”). As of December 12, 2024, 40,187,820 shares of our common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying registered shares of preferred stock or warrants to purchase our common stock or as part of a unit. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

Currently, we have authorized 50,000,000 shares of preferred stock, $.001 par value per share (“preferred stock”), of which 45,000,000 have been designated as Series B Convertible, Voting, Preferred Stock (“Series B Preferred Stock”). As of December 12, 2024, 49,360 shares of Series B Preferred Stock were issued and outstanding. Each outstanding share of Series B Preferred Stock is convertible into 20 shares of our common stock and votes pari passu with holders of our common stock on an “as if converted” basis on all matters presented to our stockholders for a vote and, currently, we do not pay any dividends on our Series B Preferred Stock.

We may offer shares of our preferred stock either alone, underlying warrants, or as part of a unit. Our board of directors has the authority to issue from time to time up to 44,950,640 additional shares of Series B Preferred Stock. Also, our board of directors, within the limitations and restrictions of our articles of incorporation, has the authority to issue from time-to-time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Subject to limitations prescribed by law, our board of directors is authorized at any time to: issue one or more additional series of preferred stock; determine the designations for any such series of preferred stock; and determine the number of shares in any series. Our board of directors is also authorized to determine, for each such additional series of preferred stock: whether dividends on that series of preferred stock will be cumulative and, if so, from which date; the dividend rate; the dividend payment date or dates; any conversion provisions applicable to that series of preferred stock; the liquidation preference per share of that series of preferred stock, if any; any redemption or sinking fund provisions applicable to that series of preferred stock; the voting rights of that series of preferred stock, if any; and the terms of any other preferences or special rights applicable to that series of preferred stock. This prospectus contains only general terms and provisions of the preferred stock. The applicable prospectus supplement will describe the terms of the preferred stock being offered thereby. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designations that contains the terms of the preferred stock.

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Warrants

We may offer warrants for the purchase of shares of our preferred stock or common stock. We may issue the warrants by themselves or together with common stock and/or preferred stock. The warrants may be attached to or separate from our common stock or preferred stock. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee of the board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Units

We may offer units consisting of our common stock, preferred stock, and/or warrants to purchase our preferred stock or common stock in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank, trust company or other agent that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Risks Factors

Investing in our securities involves a high degree of risk. Prior to deciding to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all the other information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. You should also see the risk factors discussed under the heading “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2024, and Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each as amended or supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference in this prospectus and any prospectus supplement related to a specific offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the securities offered.

Corporate Information

We were incorporated in the State of Nevada on April 20, 2005, under the name Concierge Technologies, Inc., and, on March 10, 2022, we changed our name to The Marygold Companies, Inc. Our principal executive offices are located at, and our mailing address is: 120 Calle Iglesia, Unit B. San Clemente, California 92672. Our main telephone number is: 949-429-5370. Our corporate website address is: www.themarygoldcompanies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to any offering.

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USE OF PROCEEDS

Currently, except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and general corporate purposes. We may also use the net proceeds to invest in or acquire other businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future capital expenditures, the amount of cash required by our operations, and our expected future revenue growth, if any.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. This description of our capital stock is based upon, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (our “articles of incorporation”), our Amended and Restated By-laws (our “bylaws”), certifications of designations related to our preferred stock, amendments thereto, and applicable provisions of Nevada corporations’ law. You should read our articles of incorporation, certifications of designations related to our preferred stock, amendments to the foregoing, and our bylaws for a more detailed description of our securities.

Authorized Capital Stock

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

General. We are authorized to issue up to 900,000,000 shares of common stock. As of December 12, 2024, 40,187,820 shares of our common stock were issued and outstanding. All the issued and outstanding shares of common stock were fully paid and non-assessable.

Voting Rights. Each holder of common stock is entitled to one non-cumulative vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock may receive a preferential share of our assets before the holders of the common stock receive any assets.

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Other Rights. Holders of the common stock have no right to:

●	convert the stock into any other security
●	have the stock redeemed, or
●	purchase additional stock to maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock and have designated 45,000,000 shares as Series B Preferred Stock. As of December 12, 2024, 49,360 shares of Series B Preferred Stock were issued and outstanding. See “Description of our Capital Stock - Series B Preferred Stock,” below. We may offer shares of our preferred stock either alone or as part of a unit. Our board of directors has the authority to issue from time to time up to 44,950,640 additional shares of Series B Preferred Stock. Also, our board of directors, within the limitations and restrictions of our articles of incorporation, has the authority to issue from time-to-time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Our board of directors, within the limitations and restrictions of our articles of incorporation and Nevada law, has the authority to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Subject to limitations prescribed by law, our board of directors is authorized at any time to:

●	issue one or more series of preferred stock

●	determine the designations for any series of preferred stock, and

●	determine the number of shares in any series

Our board of directors is also authorized to determine for each series of preferred stock:

●	whether dividends on that series of preferred stock will be cumulative and, if so, from which date

●	the dividend rate

●	the dividend payment date or dates

●	any conversion provisions applicable to that series of preferred stock

●	any antidilution provisions for that series of preferred stock

●	the liquidation preference per share of that series of preferred stock, if any

●	any redemption or sinking fund provisions applicable to that series of preferred stock

●	the voting rights of that series of preferred stock, if any, and

●	the terms of any other preferences or special rights applicable to that series of preferred stock

New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights. Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Marygold or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock. To the extent permitted by our articles of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

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Series B Preferred Stock

We have designated a series of our Preferred Stock named Series B Convertible, Voting, Preferred Stock consisting of 45,000,000 shares (“Series B Preferred”). Each share of Series B Preferred Stock is convertible into 20 shares of our common stock and, until converted, has 20 votes on all matters brought before the stockholders for a vote. As of the date of this prospectus, there were 49,360 shares of Series B Preferred Stock outstanding that are convertible into 987,200 shares of our common stock.

Options and Restricted Stock Rights

As of December 12, 2024, the following stock options and shares of our common stock issued pursuant to restricted stock grants are issued and outstanding pursuant to our 2021 Omnibus Equity Incentive Plan:

●	640,881 options to purchase our common stock at a weighted average exercise price of $1.35 per share of which 204,760 are fully vested and exercisable, and

●	370,584 shares of restricted stock pursuant to restricted stock grants

Future Issuances of Preferred Stock

New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights. Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and while providing flexibility in connection with possible acquisitions and other corporate purposes, could in some circumstances have the effect of delaying or preventing a change in control of Marygold or otherwise adversely affecting the rights of holders of outstanding shares of preferred stock and common stock. To the extent permitted by our articles of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, North Carolina 27560; telephone number: 877.481.4014.

Stock Exchange Listing

Our common stock is listed on the NYSE American under the symbol “MGLD”.

This foregoing description of our capital stock is based upon, and qualified in its entirety by reference to, our amended and restated articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our amended and restated bylaws and applicable provisions of Nevada law. You should read our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws for a more detailed description of our securities.

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Applicable Anti-Takeover Law

The following is a summary of the provisions of our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws that could have the effect of delaying or preventing a change in control of our company. The following description is only a summary, and it is qualified by reference to our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws and relevant provisions of the Nevada Revised Statutes.

Board of Directors Vacancies

Our bylaws provide that only our board of directors may fill a vacancy arising from the death, resignation, disqualification or removal from office of any director, or otherwise, or if a new vacancy is created by an increase in the number of directors and such a director shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified. However, the board of directors may only fill a vacancy on the board of directors resulting from removal by the stockholders of a director if the stockholders fail to fill such vacancy at the meeting of the stockholders at which (or by the same written consent of the stockholders by which) stockholders voted to remove the director, such vacancy to be filled by the same vote of the stockholders as required to elect a director at an annual meeting of the stockholders.

The number of directors constituting our board of directors may be set only by the resolution of the majority of the incumbent directors to consist of not less than one (1) director and no more than 12.

Director Removal by Stockholders

A director may be removed from office, without assignment of any reason, by a vote of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote, or by not less than two-thirds of the class or series of stock that elected the director or director to be removed.

Enhanced Director Vote

At meetings of our board of directors, any director who does not own our shares of common stock or preferred stock is entitled to one (1) vote on matters presented to our board of directors. A director who owns our shares of common stock and/or preferred stock is entitled to cast a number of votes on matters presented to our board of directors equal to the product of (x) multiplied by (y), where: (x) is the percentage determined by dividing (A) the number of shares of common stock and preferred stock beneficially owned by such director (or any “group” of which such director is a member, as defined by Section 13(d) of the Securities Exchange Act, and the rules thereunder), on an as-converted, fully diluted basis, by (B) the number of issued and outstanding shares of our common stock and preferred stock, on an as-converted, fully diluted basis; and (y) is the total number of votes a director may cast at a board meeting. Such enhanced director voting right is suspended during any period in which (i) we are required to have a board comprised of a majority of directors that are “independent” as defined under the rules of a national securities exchange on which our shares are traded or (ii) such voting rights are prohibited under any law or regulation applicable to us, including the listing standards of any national securities exchange applicable to us in which event a director shall have one vote on matters brought before the board of directors. Pursuant to a voting agreement, dated January 27, 2015, between the Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), of which Nicholas D. Gerber is a trustee, and the Schoenberger Family Trust (Schoenberger Trust”), of which Mr. Schoenberger is a trustee, the Gerber Trust and Schoenberger Trust have agreed to vote all shares of voting securities owned by them or subsequently acquired to elect Mr. Gerber and Mr. Schoenberger or their respective designees to the board of directors, to elect five other board designees mutually agreed upon by them, and to elect additional directors nominated pursuant to our bylaws and articles of incorporation. As of the date of this prospectus, the Gerber Trust and Schoenberger Trust own approximately 56% of our voting stock. Accordingly, through their respective trusts, Mr. Gerber and Mr. Schoenberger represent over 50% of the voting stock with respect to matters that may have a material impact on our strategy and shareholder rights. Because more than 50% of the combined voting power of all our outstanding voting stock is beneficially owned by Mr. Gerber, our CEO and a director, and Mr. Schoenberger, a director, we are deemed a “controlled company” as defined in Section 801(a) of the NYSE American Company Guide. As such, we are excepted from certain NYSE American rules requiring our board of directors to have a majority of independent directors, a compensation committee composed entirely of independent directors, and a nominating and governance committee composed entirely of independent directors.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our board of directors, the chairman of our board of directors, or by our president, and shall be called by the president or secretary at the written request of the holders of fifteen percent (15%) or more of the shares then outstanding and entitled to vote, or as otherwise required by law.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders who wish to present a business proposal at a meeting of stockholders called by a stockholder are required to give timely notice thereof in writing to the Secretary of the Company. Such notice must be received at our principal executive offices not less than 120 days before the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting or as otherwise provided in our proxy materials for the most recent meeting of stockholders. However, if we did not hold an annual meeting in the previous year, or if the date of the current annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on our books, of the stockholder proposing such business, the class and number of our shares which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Stockholders who wish to nominate a person for election as a director at a meeting of stockholders are required to give timely notice in writing to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at our principal executive offices not less than 45 days or more than 75 days prior to the date on which we first mailed our proxy materials in connection with our previous year’s annual meeting (or the date on which we mail our proxy materials for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed by more than 30 days from the prior year) or as otherwise provided in the proxy statement for the prior year’s meeting at which directors were elected. Such stockholder’s notice shall set forth: as to each person whom the stockholder proposes to nominate for election or re-election as a director, the name, age, business address and residence address of the person, the principal occupation or employment of the person, the class and number of our shares which are beneficially owned by the person, the reasons why such person is qualified to serve as a director, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act; and as to the stockholder giving the notice: the name and record address of the stockholder, and the class and number of our shares beneficially owned by the stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, subject to any requirement or limitation under the rules of any stock exchange or over the counter market on which our shares are then listed or quoted. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer from time to time under this prospectus, which may consist of warrants to purchase preferred stock or common stock and may be issued in one or more series. Warrants may be offered independently or together with common stock and preferred stock offered by any prospectus supplement and may be attached to or separate from those securities and may be offered as part of units of securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the specific terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC or as otherwise permitted under SEC rules, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants. The warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

The terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants

●	the initial offering price

●	the exercise price

●	the currency in which the warrants may be purchased

●	the aggregate number of warrants and the aggregate number of shares of preferred stock or common stock purchasable upon exercise of the warrants

●	if applicable, the terms of the equity securities with which the warrants are issued, and the number of warrants issued with each equity security

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time

●	anti-dilution provisions of the warrants, if any

●	redemption or call provisions, if any, applicable to the warrants

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●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants

●	the manner in which the warrant agreements and warrants may be modified

●	United States federal income tax consequences of holding or exercising the warrants, and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, receive dividends, or receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants. Until any warrants to purchase common stock are exercised, the holder of the warrants will not have any rights of holders of preferred stock or common stock that can be purchased upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC or as otherwise permitted under SEC rules, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately

●	any provisions of the governing unit agreement that differ from those described below, and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors

●	to or through underwriters, brokers or dealers

●	negotiated transactions

●	block trades

●	directly to investors

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE American or sales made through a market maker other than on an exchange or other similar offerings through sales agents, or

●	otherwise through any other method permitted by applicable law or through a combination of any of these methods of sale

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices which may be changed

●	at market prices prevailing at the time of sale

●	at prices related to such prevailing market prices, or

●	at negotiated prices

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents, brokers or dealers, or underwriters

●	the purchase price of the securities being offered and the proceeds we will receive from the sale

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation

●	any public offering price

●	any discounts or concessions allowed or re-allowed or paid to dealers, and

●	any securities exchanges or markets on which such securities may be listed

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the securities offered will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters’ options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through the agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

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To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include overallotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE American. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Somertons, PLLP, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Marygold Companies, Inc. as of June 30, 2024 and 2023, and for each of the two years in the period ended June 30, 2024, incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.themarygoldcompanies.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is part of this prospectus. Information contained in this prospectus and information we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information.

We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus and any prospectus supplement is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the securities covered by this prospectus is completed or terminated:

●	Our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 18, 2024

●	Our Current Report on Form 8-K filed with the SEC on September 24, 2024

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024

●	Our Current Report on Form 8-K filed with the SEC on November 12, 2024

●	Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on September 23, 2024

●	Description of our securities contained in our Form 8A/A filed with the SEC on March 8, 2022

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, at no cost, by writing to or telephoning: Secretary, The Marygold Companies, Inc., 120 Calle Iglesias, Unite B, San Clemente, California 92672, or by telephone at: 949.429.5370.

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THE MARYGOLD COMPANIES, INC.

Up to $100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

December 27, 2024